PUTMAN & HANCOCK
Certified Public Accountants

   219 East College Street                                                                                                                                                                                                                        109 South First Street
          P.O. Box 722                                                                                                                                                                                                                                    P.O. Box 724
Fayetteville, Tennessee 37334                                                                                                                                                                                                             Pulaski, Tennessee 38478
         (931) 433-1040                                                                                                                                                                                                                                  (931) 424-1040
      Fax (931) 433-9290                                                                                                                                                                                                                            Fax (931)-363-5222

April 26, 2007

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

We have reviewed and agree with the comments in Item 4 of the Form 8-K of First Pulaski National Corporation dated April 26, 2007 to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

/s/Putman & Hancock

Putman & Hancock